Exhibit 8.1

LIST OF SUBSIDIARIES
List of subsidiaries of Petróleo Brasileiro S.A.—PETROBRAS
Subsidiaries	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Netherlands B.V.—PNBV (i)	100,00%	100,00%	Netherlands	E&P
Petrobras Distribuidora S.A.—BR	71,25%	71,25%	Brazil	Distribution
Petrobras International Braspetro—PIB BV (i)	100,00%	100,00%	Netherlands	Several segments (ii)
Petrobras Transporte S.A.—Transpetro	100,00%	100,00%	Brazil	RTM
Petrobras Logística de Exploração e Produção S.A.—PB-LOG	100,00%	100,00%	Brazil	E&P
Transportadora Associada de Gás S.A.—TAG	100,00%	100,00%	Brazil	Gas & Power
Petrobras Gás S.A.—Gaspetro	51,00%	51,00%	Brazil	Gas & Power
Petrobras Biocombustível S.A.	100,00%	100,00%	Brazil	Biofuels
Petrobras Logística de Gás—Logigás	100,00%	100,00%	Brazil	Gas & Power
Liquigás Distribuidora S.A.	100,00%	100,00%	Brazil	RTM
Araucária Nitrogenados S.A.	100,00%	100,00%	Brazil	Gas & Power
Termomacaé Ltda.	100,00%	100,00%	Brazil	Gas & Power
Braspetro Oil Services Company—Brasoil (i)	100,00%	100,00%	Cayman Islands	Corporate
Breitener Energética S.A.	93,66%	93,66%	Brazil	Gas & Power
Termobahia S.A.	98,85%	98,85%	Brazil	Gas & Power
Baixada Santista Energia S.A.	100,00%	100,00%	Brazil	Gas & Power
Petrobras Comercializadora de Energia Ltda.—PBEN	100,00%	100,00%	Brazil	Gas & Power
Fundo de Investimento Imobiliário RB Logística—FII	99,20%	99,20%	Brazil	E&P
Petrobras Negócios Eletrônicos S.A.—E-Petro	100,00%	100,00%	Brazil	Corporate
Termomacaé Comercializadora de Energia Ltda	100,00%	100,00%	Brazil	Gas & Power
5283 Participações Ltda.	100,00%	100,00%	Brazil	Corporate

Joint Operations	Total Capital	Voting Capital	Country of Incorporation	Activity
Fábrica Carioca de Catalizadores S.A.—FCC	50,00%	50,00%	Brazil	RTM
Ibiritermo S.A.	50,00%	50,00%	Brazil	Gas & Power

Consolidated Structured entities	Total Capital	Voting Capital	Country of Incorporation	Activity
Charter Development LLC – CDC	0,00%	0,00%	U.S.A	E&P
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0,00%	0,00%	Brazil	RTM
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0,00%	0,00%	Brazil	Corporate

(i)	Companies abroad with financial statements prepared in foreign currencies.
(ii)	Cover segments abroad in E&P, RTM, Gas & Power and Distribution segments.